UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2025

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2025, the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, increased the size of the Board to nine (9) members and appointed Dr. Reginald Sanders, M.D. to fill the vacancy on the Board, effective January 8, 2025.

Dr. Sanders's compensation as a director will be consistent with the compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Dr. Sanders will receive an annual cash retainer of $45,000 for his Board service for 2025. Dr. Sanders received an initial grant of an option to acquire 80,000 shares of common stock of the Company (the “Common Stock”), with such grant vesting in three equal annual installments commencing on the first anniversary of January 8, 2025. The option is exercisable for 10 years from the date of grant, with the same per share exercise price as the closing price of the Common Stock on the Nasdaq Global Market on January 8, 2025. The option will also be subject to the terms and conditions of the Company’s 2023 Long Term Incentive Plan (the "Plan"), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on June 21, 2023, as amended by that certain First Amendment to the Plan, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on June 21, 2024.

The Company also entered into an indemnification agreement with Dr. Sanders in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company filed as Exhibit 10.17 to the Company’s Form 10-K filed with the SEC on March 8, 2024.

There is no arrangement or understanding between Dr. Sanders and any other person pursuant to which Dr. Sanders was appointed a director of the Company. There are no relationships or transactions in which Dr. Sanders has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On January 8, 2025, the Company issued a press release announcing the appointment of Dr. Sanders to the Board. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of EyePoint Pharmaceuticals, Inc. dated January 8, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	January 8, 2025	By:	/s/ George O. Elston
George O. Elston Executive Vice President and Chief Financial Officer